EXHIBIT 99.01
MINE SAFETY DISCLOSURE
     The operation of the Company’s U.S. aggregate quarries and mines is subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects the Company’s quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders can be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed.
     Under the recently-enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act), the Company is required to present information regarding certain mining safety and health citations which MSHA has issued with respect to its aggregates mining operations in its periodic reports filed with the Securities and Exchange Commission (the “SEC”). In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the quarry or mine and type of operations (underground or surface), (ii) the number of citations issued will vary from inspector to inspector and location to location, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.
     We believe the following mine safety disclosure meet the requirements of Section 1503(a) of the Dodd-Frank Act. However, as of the date of this report, the SEC has not issued final rules and regulations under these provisions; therefore, it is possible that any final rules adopted by the SEC will require disclosures to be presented in a different form. Certain information is provided in response to proposed rules of the SEC issued under these provisions, but we cannot be assured of what the final rules might be in this regard. The disclosures reflect U.S. mining operations only, as the requirements of the Dodd-Frank Act do not apply to our quarries and mines operated outside the United States.
     The Company presents the following items regarding certain mining safety and health matters for both the three months ended December 31, 2010 (Appendix 1) and for the year ended December 31, 2010 (Appendix 2):
•	Total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under section 104 of the Mine Act for which the Company received a citation from MSHA (hereinafter, “Section 104 S&S Citations”). If MSHA determines that a violation of a mandatory health or safety standard is reasonably likely to result in a reasonably serious injury or illness under the unique circumstance contributed to by the violation, MSHA will classify the violation as a “significant and substantial” violation (commonly referred to as a “S&S” violation). MSHA inspectors will classify each citation or order written as a “S&S” violation or not.

•	Total number of orders issued under section 104(b) of the Mine Act (hereinafter, “Section 104(b) Orders”). These orders are issued for situations in which MSHA determines a previous violation covered by a Section 104(a) citation has not been totally abated within the prescribed time period, so a further order is needed to require the mine operator to immediately withdraw all persons (except certain authorized persons) from the affected area of a quarry or mine.

•	Total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under Section 104(d) of the Mine Act (hereinafter, “Section 104(d) Unwarrantable Failure Citations/Orders”). These violations are similar to those described above, but the standard is that the violation could significantly and substantially contribute to the cause and effect of a safety or health hazard, but the conditions do not cause imminent danger, and the MSHA inspector finds that the violation is caused by an unwarranted failure of the operator to comply with the health and safety standards.

•	Total number of flagrant violations under section 110(b)(2) of the Mine Act (hereinafter, “Section 110(b) Flagrant Violations”). These violations are penalty violations issued if MSHA determines that violations are “flagrant”, for which civil penalties may be assessed. A “flagrant” violation means a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.

•	Total number of imminent danger orders issued under section 107(a) of the Mine Act (hereinafter, “Section 107(a) Imminent Danger Orders”). These orders are issued for situations in which MSHA determines an imminent danger exists in the quarry or mine and results in orders of immediate withdrawal of all persons (except certain authorized persons) from the area of the quarry or mine affected by its condition until the imminent danger and the underlying conditions causing the imminent danger no longer exist.

•	Total dollar value of proposed assessments from MSHA under the Mine Act. These are the amounts of proposed assessments issued by MSHA with each citation or order for the time period covered by the reports. Penalties are assessed by MSHA according to a formula that considers a number of factors, including the mine operator’s history, size, negligence, gravity of the violation, good faith in trying to correct the violation promptly, and the effect of the penalty on the operator’s ability to continue in business.

     The attached Appendices list the total dollar value of proposed assessments from MSHA under the Mine Act for the three months ended December 31, 2010 and for the year ended December 31, 2010. Some of these assessments were paid by the Company during the year in question or have been paid since year end. Other of these assessments have been contested by the Company in accordance with its rights and procedures. Some of the assessments may have been reduced in severity or amount, or even dismissed. The total dollar value of all assessments from MSHA under the Mine Act remaining outstanding as of December 31, 2010 was approximately $0.4 million.
     During the year ended December 31, 2010, the Company experienced only one fatality at any of its aggregate quarries or mines, which occurred on October 10, 2010, when an employee of an electrical contractor, not an employee of the Company, was killed while performing maintenance work on an electrical circuit breaker located at the Company’s Snyder Mine in Synder, Oklahoma, when an arch flash occurred resulting in an electrical explosion.
     For the three months ended December 31, 2010 and the year ended December 31, 2010, none of the Company’s aggregate quarries or mines received written notice from MSHA of (i) a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of other mine health or safety hazards under section 104(e) of the Mine Act; or (ii) the potential to have such a pattern. If MSHA determines that a mine has a “pattern” of these types of violations, or the potential to have such a pattern, MSHA is required to notify the mine operator of the existence of such a thing.
     The Federal Mine Safety and Health Review Commission (the “Commission”) is an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act. The cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA, or complaints of discrimination by miners under Section 105 of the Mine Act. As of December 31, 2010, the Corporation had a total of 43 matters pending before the Commission. This includes legal actions that were initiated prior to the year ended December 31, 2010 and which do not necessarily relate to the citations, orders or proposed assessments issued by MSHA during such year.

APPENDIX 1
For the Three Months Ended December 31, 2010*
(dollar amounts are in actual dollars)

					Total No. of
			Total No. of §104(d)	Total No. of	§107(a)
	Total No. of		Unwarrantable	§110(b)	Imminent	Total $ Value of
	§104 S&S	Total No. of	Failure	Flagrant	Danger	Proposed
Location	Citations	§104(b) Orders	Citations/Orders	Violations	Orders	Assessments
(45) North Indianapolis SURFACE	2	0	0	0	0	$0
Ames Mine	3	0	0	0	0	0
Augusta Quarry-GA	1	0	0	0	0	0
Bedrock Plant	2	0	0	0	0	978
Berkeley Quarry	0	0	0	0	0	698
Black Rock Quarry	0	0	0	0	0	100
Blake Quarry	1	0	0	0	0	0
Camak Quarry	1	0	0	0	0	1,080
Cayce Quarry	0	0	0	0	0	450
Clarks Quarry	1	0	0	0	1	1,842
Colfax Sand and Gravel	0	0	0	0	0	200
Durham Mine	3	0	0	0	0	0
Fort Dodge Mine	8	1	4	0	0	2,093
Fountain Quarry	1	0	0	0	0	0
Fredonia Quarry	1	0	0	0	0	350
Hickory Quarry	0	0	0	0	0	138
Iowa Grading 26810	0	0	0	0	0	100
Jones Mill Quarry	0	0	0	0	0	100
Kannapolis	0	0	0	0	0	224
Linn County Sand	1	0	0	0	0	162
Marshalltown Sand	3	0	0	0	0	1,099
Milford	1	0	0	0	0	0
Noblesville Sand and Gravel	0	0	0	0	0	100
North Indianapolis	1	0	0	0	0	0
Ohio Recycle	0	0	0	0	0	200

					Total No. of
			Total No. of §104(d)	Total No. of	§107(a)
	Total No. of		Unwarrantable	§110(b)	Imminent	Total $ Value of
	§104 S&S	Total No. of	Failure	Flagrant	Danger	Proposed
Location	Citations	§104(b) Orders	Citations/Orders	Violations	Orders	Assessments
Pomona Quarry	1	0	0	0	0	0
Rock Hill	1	0	0	0	0	0
Ross Gravel	0	0	0	0	0	100
R-S Sand and Gravel	0	0	0	0	0	200
Salisbury Shop	0	0	0	0	0	300
Saylorville Sand	0	0	0	0	0	200
Snyder	1	0	0	0	0	5,250
Spanish Springs Quarry	2	0	0	0	1	0
Stamper Mine	1	0	0	0	0	0
Thomasville Quarry	2	0	0	0	0	507
Troy Gravel	1	0	0	0	0	262
Weeping Water Mine	2	1	0	0	0	0
Woodleaf Quarry	1	0	0	0	0	833
Woodville	2	0	0	0	0	0

Total*	44	2	4	0	2	$17,566

*	The foregoing table presents information for quarries and mines for which an entry in the table is required. During the three-months ended December 31, 2010, the Company operated 149 other quarries and mines that did not have any matter required to be reported in the foregoing table.

APPENDIX 2
For the Year Ended December 31, 2010*
(dollar amounts are in actual dollars)

			Total No. of		Total No. of
			§104(d)	Total No. of	§107(a)	Total $ Value
	Total No. of		Unwarrantable	§1.0(b)	Imminent	of Proposed
	§104 S&S	Total No. of	Failure	Flagrant	Danger	MSHA
Location	Citations	§104(b) Orders	Citations/Orders	Violations	Orders	Assessments
(45) North Indianapolis SURFACE	3	0	0	0	0	$1,087
Alabaster Quarry	1	0	0	0	0	685
Alden Portable Sand	1	0	0	0	0	1,148
Alden Portable Plant 1	0	0	0	0	0	200
Alden Portable Plant 2	0	0	0	0	0	200
Alden Portable Wash	1	0	0	0	0	499
Alden Quarry	1	0	0	0	0	1,006
Alden Shop	1	0	0	0	0	550
American Stone Quarry	1	0	0	0	0	276
Ames Mine	24	1	1	0	0	55,318
Anderson Creek	2	0	0	0	0	1,405
Apple Grove	1	0	0	0	0	934
Appling Quarry	1	0	0	0	0	290
Arrowood	3	0	0	0	0	3,670
Asheboro Quarry	1	0	0	0	0	376
Auburn, Al Quarry	1	0	0	0	0	1,242
Auburn, GA Quarry	1	0	0	0	0	476
Augusta Quarry-GA	5	0	0	0	1	4,250
Augusta Quarry-KS	1	0	0	0	0	580
Bakers	0	0	0	0	0	100
Beckman Quarry	1	0	0	0	0	892
Bedrock Plant	2	0	0	0	0	1,312
Benson Quarry	1	0	0	0	1	1,996
Berkeley Quarry	0	0	0	0	0	898

			Total No. of		Total No. of
			§104(d)	Total No. of	§107(a)	Total $ Value
	Total No. of		Unwarrantable	§1.0(b)	Imminent	of Proposed
	§104 S&S	Total No. of	Failure	Flagrant	Danger	MSHA
Location	Citations	§104(b) Orders	Citations/Orders	Violations	Orders	Assessments
Bessemer City	0	0	0	0	0	100
Black Ankle Quarry	0	0	0	0	0	200
Black Rock Quarry	0	0	0	0	0	100
Black Spur Quarry	3	0	0	0	0	14,535
Blake Quarry	1	0	0	0	0	334
Bonds	1	0	0	0	1	5,211
Boonsboro	0	0	0	0	0	100
Burlington Quarry	1	0	0	0	0	493
Burning Springs	5	0	2	0	0	47,014
Caldwell Quarry	1	0	0	0	0	424
Camak Quarry	6	0	0	0	0	12,406
Carmel Sand and Gravel	0	0	0	0	0	100
Cayce Quarry	1	0	0	0	0	550
Cedar Rapids Quarry	1	0	0	0	0	127
Central Rock Quarry	2	0	0	0	0	485
Charlotte	2	0	0	0	0	5,765
Chattanooga Quarry	0	0	0	0	0	308
Chesterfield Quarry	0	0	0	0	0	100
Chico	0	0	0	0	0	100
Clarks Quarry	1	0	0	0	1	1,842
Clinton County	0	0	0	0	0	200
Cloverdale	0	0	0	0	0	1,025
Colfax Sand and Gravel	0	0	0	0	0	300
Cook Road	1	0	0	0	0	363
Cumberland Quarry	0	0	0	0	0	100
Davis	2	0	0	0	0	852
Denver	0	0	0	0	0	227
Des Moines Portable	0	0	0	0	0	538
Dubois Quarry	0	0	0	0	0	300
Durham Mine	8	0	0	0	0	7,337
Earlham Quarry	1	0	0	0	0	585
East Alamance	0	0	0	0	0	117
E-Town Sand and Gravel	2	0	1	0	0	1,072
Fairborn Gravel	3	0	0	0	0	979

			Total No. of		Total No. of
			§104(d)	Total No. of	§107(a)	Total $ Value
	Total No. of		Unwarrantable	§1.0(b)	Imminent	of Proposed
	§104 S&S	Total No. of	Failure	Flagrant	Danger	MSHA
Location	Citations	§104(b) Orders	Citations/Orders	Violations	Orders	Assessments
Fairfield	2	0	0	0	0	1,283
Ferguson Quarry	1	0	0	0	0	2,461
Forsyth Quarry	0	0	0	0	0	100
Fort Calhoun	7	0	0	0	0	7,488
Fort Dodge Mine	16	1	4	0	0	7,737
Fountain Quarry	4	0	0	0	0	1,260
Franklin Gravel	1	0	0	0	0	481
Franklin Quarry	0	0	0	0	0	100
Fredonia Quarry	3	0	0	0	0	1,634
Garner Quarry	2	0	0	0	0	1,546
Garwood	0	0	0	0	0	200
Georgetown ll	0	0	0	0	0	300
Granite Canyon Quarry	4	0	3	0	0	9,093
Greenwood	7	0	2	0	0	14,094
Guernsey	1	0	0	0	0	1,459
Hatton Quarry	0	0	0	0	0	100
Hickory Quarry	2	0	0	0	0	3,460
Hicone Quarry	0	0	0	0	0	100
Hugo	0	0	0	0	0	100
Idabel	1	0	0	0	0	585
Iowa Grading	0	0	0	0	0	317
Iowa Grading 26810	0	0	0	0	0	200
Jamestown Quarry	0	0	0	0	0	100
Jefferson Quarry	3	0	0	0	0	870
Jones Mill Quarry	1	0	0	0	0	1,045
Junction City Quarry	0	0	0	0	0	200
Kannapolis	4	0	0	0	0	3,160
Kaskaskia Mine	0	0	0	0	0	2,244
Kentucky Ave Mine	1	0	0	0	0	963
Kings Mountain	3	0	0	0	0	2,561
Kokomo Sand	1	0	0	0	0	100
Kokomo Stone	0	0	0	0	0	100
Lemon Springs Quarry	2	0	0	0	0	3,859
Linn County Sand	1	0	0	0	0	162

			Total No. of		Total No. of
			§104(d)	Total No. of	§107(a)	Total $ Value
	Total No. of		Unwarrantable	§1.0(b)	Imminent	of Proposed
	§104 S&S	Total No. of	Failure	Flagrant	Danger	MSHA
Location	Citations	§104(b) Orders	Citations/Orders	Violations	Orders	Assessments
Malcom Mine	3	0	0	0	0	4,198
Mallard Creek	1	0	0	0	0	444
Marshalltown Sand	3	0	0	0	0	1,199
Matthews	0	0	0	0	0	454
Maylene Quarry	0	0	0	0	0	238
Milford	1	0	0	0	0	0
Mill Creek	1	0	0	0	0	1,332
Moore Quarry	0	0	0	0	0	250
New Braunfels Quarry	0	0	0	0	0	350
Noblesville Sand and Gravel	0	0	0	0	0	100
Noblesville Stone	0	0	0	0	0	538
North Columbia Quarry	0	0	0	0	0	376
North Indianapolis	3	0	0	0	0	607
North Marion Quarry	0	0	0	0	0	100
North Troy	1	0	0	0	0	1,034
Ohio Recycle	1	0	0	0	0	549
O’Neal	0	0	0	0	0	100
Onslow Quarry	0	0	0	0	0	100
Ottawa Quarry	0	0	0	0	0	738
Parkville Mine	2	0	0	0	0	4,173
Paulding Quarry	0	0	0	0	0	117
Pederson Quarry	0	0	0	0	0	200
Perry Quarry	0	0	0	0	0	100
Perryville Quarry	0	0	0	0	0	200
Pinesburg	1	0	0	0	0	866
Pomona Quarry	5	0	0	0	0	3,767
Portable Crushing	0	0	0	0	0	381
Poteet (Sand Plant)	1	0	0	0	0	276
Raccoon River Sand	1	0	0	0	0	243
Raleigh Durham Quarry	0	0	0	0	0	300
Randolph Deep Mine	9	2	0	0	1	12,032
Red Hill	1	0	0	0	0	634
Red Oak Quarry	1	0	0	0	0	307
Reidsville Quarry	0	0	0	0	0	200

			Total No. of		Total No. of
			§104(d)	Total No. of	§107(a)	Total $ Value
	Total No. of		Unwarrantable	§1.0(b)	Imminent	of Proposed
	§104 S&S	Total No. of	Failure	Flagrant	Danger	MSHA
Location	Citations	§104(b) Orders	Citations/Orders	Violations	Orders	Assessments
Rock Hill	7	0	0	0	0	6,540
Rocky Point Quarry	0	0	0	0	0	538
Rosiclare Quarry	1	0	0	0	0	327
Ross Gravel	0	0	0	0	0	100
R-S Sand and Gravel	0	0	0	0	0	300
Ruby Quarry	1	0	0	0	1	975
Salisbury Shop	0	0	0	0	0	876
San Pedro Quarry	0	0	0	0	0	200
Sawyer	0	0	0	0	0	350
Saylorville Sand	0	0	0	0	0	200
Shorter Sand and Gravel	0	0	0	0	0	100
Six Mile Quarry	1	0	0	0	0	276
Snyder	2	0	0	0	0	6,695
Spanish Springs Quarry	3	0	0	0	1	4,101
St Cloud Quarry	0	0	0	0	0	250
Stamper Mine	1	0	0	0	0	1,112
Statesville Quarry	0	0	0	0	0	227
Sully Mine	3	1	0	0	0	5,125
Sunflower	3	0	1	0	0	1,318
Thomasville Quarry	2	0	0	0	0	507
Three Rivers Quarry	8	0	0	0	0	3,554
Troy Gravel	2	0	0	0	0	532
Tyrone Quarry	1	0	0	0	0	625
Vance Quarry	4	0	1	0	0	17,217
Warrenton Quarry	4	0	0	0	0	2,635
Weeping Water Mine	11	2	1	0	0	23,821
Woodleaf Quarry	4	0	0	0	0	3,716
Woodville	6	0	0	0	0	6,404

Total*	261	7	16	0	7	$378,265

*	The foregoing table presents information for quarries and mines for which an entry in the table is required. During the year ended December 31, 2010, the Company operated 34 other quarries and mines that did not have any matter required to be reported in the foregoing table.